Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No.’s 333-118704, 333-102772, 333-75470, 333-64016, 333-48338, 333-48340, 333-41750, 333-37952, 333-33674, 333-94167, 333-87539, 333-73321, 333-60181, 333-60183, 333-60191, 333-56631, 333-42569, 333-42571, 333-30367, 333-08821, 333-08823, 333-08825, 33-88318, 33-82478, 33-98692, 33-64130, 33-64126, 33-64124 and 33-64128 on Form S-8 of Avid Technology, Inc. of our report dated August 5, 2004, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries as of and for the years ended January 31, 2004 and 2003, appearing in this Current Report on Form 8-K of Avid Technology, Inc.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

August 31, 2004